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                                                                      EXHIBIT 11

                            USA WASTE SERVICES, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                   Three Months Ended September 30,  Nine Months Ended September 30,
                                                                   --------------------------------  -------------------------------
                                                                        1997             1996            1997              1996
                                                                        ----             ----            ----              ----
                                                                                      (restated)                        (restated)
Primary
      Income (loss) before extraordinary item                          $  25,195       $ (27,471)      $ 170,453       $  10,980
      Extraordinary item                                                  (6,293)             --          (6,293)             --
      Interest on convertible subordinated notes, net of taxes (2)            --              --           8,271              --
                                                                       ---------       ---------       ---------       ---------
         Net income (loss) - primary                                   $  18,902       $ (27,471)      $ 172,431       $  10,980
                                                                       =========       =========       =========       =========

      Number of common shares outstanding                                216,048         178,374         216,048         178,374
      Effect of using weighted average common shares outstanding          (2,538)         (1,982)        (10,692)         (6,216)
      Common stock equivalents:
         Common stock options and warrants (1)                             4,687              --           4,408           8,517
         4% Convertible subordinated notes (2)                                --              --          10,578              --
                                                                       ---------       ---------       ---------       ---------
           Total                                                         218,197         176,392         220,342         180,675
                                                                       =========       =========       =========       =========

      Primary earnings (loss) per common share:
         Income (loss) before extraordinary item                       $    0.12       $   (0.16)      $    0.81       $    0.06
         Extraordinary item                                                (0.03)             --           (0.03)             --
                                                                       ---------       ---------       ---------       ---------
         Net income (loss)                                             $    0.09       $   (0.16)      $    0.78       $    0.06
                                                                       =========       =========       =========       =========

Fully diluted
      Income (loss) before extraordinary item                          $  25,195       $ (27,471)      $ 170,453       $  10,980
      Extraordinary item                                                  (6,293)             --          (6,293)             --
      Interest on 4% convertible subordinated notes, net of
      taxes (2)                                                               --              --           8,271              --
      Interest on 4 1/2% convertible subordinated notes, net
      of taxes (3)                                                            --              --           3,029              --
      Interest on 5% convertible subordinated debentures,
      net of taxes (3)                                                        --              --           2,581              --
                                                                       ---------       ---------       ---------       ---------
         Net income (loss) - fully diluted                             $  18,902       $ (27,471)      $ 178,041       $  10,980
                                                                       =========       =========       =========       =========

      Number of common shares outstanding                                216,048         178,374         216,048         178,374
      Effect of using weighted average common shares outstanding          (2,538)         (1,982)        (10,692)         (6,216)
      Common stock equivalents:
         Common stock options and warrants (1)                             4,687              --           4,569           8,517
         4% Convertible subordinated notes (2)                                --              --          10,578              --
      4 1/2% Convertible subordinated notes (3)                               --              --           4,962              --
      5% Convertible subordinated debentures (3)                              --              --           4,062              --
                                                                       ---------       ---------       ---------       ---------
           Total                                                         218,197         176,392         229,527         180,675
                                                                       =========       =========       =========       =========

      Fully diluted earnings (loss) per common share:
         Income (loss) before extraordinary item                       $    0.12       $   (0.16)      $    0.81       $    0.06
         Extraordinary item                                                (0.03)             --           (0.03)             --
                                                                       ---------       ---------       ---------       ---------
         Net income (loss)                                             $    0.09       $   (0.16)      $    0.78       $    0.06
                                                                       =========       =========       =========       =========



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(1)  The dilutive impact of common stock options and warrants were determined based on the "Treasury Stock Method", as set forth in Accounting Principles Board Opinion No. 15. For the three months ended September 30, 1996, common stock equivalents from common stock options and warrants of 9,238,000 and 9,818,000 were not included in the primary and fully diluted earnings per share calculation, respectively, due to their antidilutive nature for this period.

(2) In accordance with Accounting Principles Board Opinion No. 15, convertible subordinated notes that are deemed to be common stock equivalents are considered in computing both primary and fully diluted earnings per common share if inclusion of such convertible subordinated notes is dilutive based on the "If-Converted Method". The Company's 4% convertible subordinated notes, issued February 7, 1997, are considered to be common stock equivalents based upon the yield test at the time of issuance. The 4% convertible subordinated notes are dilutive for both primary and fully diluted earnings per common share for the nine months ended September 30, 1997. For the three months ended September 30, 1997, interest net of taxes of $3,238,000 and common stock equivalents of 12,288,000 were not included in the primary and fully dilutive earnings per share calculation due to their antidilutive nature for this period.

(3) In accordance with Accounting Principles Board Opinion No. 15, convertible subordinated notes and debentures are considered in computing fully diluted earnings per common share if inclusion of such items is dilutive based on the "If-Converted Method". The Company's 4 1/2% convertible subordinated notes, issued June 5, 1996, and 5% convertible subordinated debentures, issued March 4, 1996, are dilutive for the nine months ended September 30, 1997. For the three months ended September 30, 1997 and 1996,and the months ended September 30, 1996, interest net of taxes of $1,890,000 and $4,051,000, respectively, and the related addback to shares of 9,024,000 and 5,324,000, respectively, were not included in the fully diluted earnings per share calculation due to their antidilutive nature for these periods.



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